EXHIBIT  (99)


                                FORM  11-K

       FOR  ANNUAL  REPORTS  OF  EMPLOYEE  STOCK  PURCHASE,  SAVINGS
         AND  SIMILAR  PLANS  PURSUANT  TO  SECTION  15(D)  OF  THE
                    SECURITIES  EXCHANGE  ACT  OF  1934

(Mark  One)

[X]  ANNUAL  REPORT  PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
     1934

For  the  fiscal  year  ended      December  31,  2001
                              -----------------------------

                            OR

[  ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
      OF  1934

For  the  transition  period  from              to
                                  -------------    ---------------

Commission  file  number    0-14697
                         --------------

   A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                       HARLEYSVILLE  GROUP  INC.

                    EMPLOYEE  STOCK  PURCHASE  PLAN

   B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                    Harleysville  Group  Inc.
                       355  Maple  Avenue
               Harleysville,  Pennsylvania  19438-2297

     HARLEYSVILLE  GROUP  INC.
     EMPLOYEE  STOCK  PURCHASE  PLAN
     FORM  11-K
     DECEMBER  31,  2001


Financial  Statements
---------------------
                                                      Page
                                                      ----

     Independent  Auditors'  Report                     3
     Statements  of  Financial  Condition
       as  of  December  31,  2001  and
       2000                                             4
     Statements  of  Income  and  Changes  in
       Plan  Equity  for  each  of  the  years
       in  the  three-year  period  ended
       December  31,  2001                              5
     Notes  to  Financial  Statements                   6
     Schedules  -
       Schedules  I,  II  and  III  have  been
       omitted  because  they  are  not
       required,  are  not  applicable,
       or  the  required  information  is
       shown  in  the  financial  statements
       or  notes  thereto.

Page  2

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     INDEPENDENT  AUDITORS'  REPORT


The  Administrative  Committee
Harleysville  Group  Inc.
 Employee  Stock  Purchase  Plan:


We have audited the accompanying statements of financial condition of Harleysville Group Inc. Employee Stock Purchase Plan as of December 31, 2001 and 2000, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Harleysville Group Inc. Employee Stock Purchase Plan as of December 31, 2001 and 2000, and the income and changes in its plan equity for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/KPMG  LLP


Philadelphia,  Pennsylvania
March  15,  2002

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     HARLEYSVILLE  GROUP  INC.
     EMPLOYEE  STOCK  PURCHASE  PLAN

     STATEMENTS  OF  FINANCIAL  CONDITION


                                            AS  OF
                                          DECEMBER  31,
                                     ---------------------

                                       2001         2000
                                     --------     --------
Assets
------

Receivable  from  affiliate          $888,552     $803,066
                                     ========     ========


Plan  Equity
------------

Net  assets  available  for
     plan  participants              $888,552     $803,066
                                     ========     ========


See  accompanying  notes  to  financial  statements.

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     HARLEYSVILLE  GROUP  INC.
     EMPLOYEE  STOCK  PURCHASE  PLAN
     STATEMENTS  OF  INCOME  AND  CHANGES  IN  PLAN  EQUITY

                                             YEARS  ENDED  DECEMBER  31,
                                     -------------------------------------------

                                         2001           2000            1999
                                     ------------   ------------    ------------

Contributions  -  Employees           $ 1,846,292    $ 1,751,002     $ 2,130,399

Purchase  and  distribution
   of  Harleysville  Group  Inc.
   stock  to  employees                (1,691,118)    (1,784,602)     (2,037,367)

Employee  withdrawals  and
   terminations                           (69,688)       (95,233)       (107,693)
                                      -----------     -----------    -----------

Net  increase  (decrease)                  85,486       (128,833)        (14,661)

Plan  equity  beginning  of
   year                                   803,066        931,899         946,560
                                      -----------    -----------     -----------


Plan  equity  end  of  year            $  888,552     $  803,066     $   931,899
                                       ==========     ==========     ===========

See  accompanying  notes  to  financial  statements.

     HARLEYSVILLE  GROUP  INC.
     EMPLOYEE  STOCK  PURCHASE  PLAN

     NOTES  TO  FINANCIAL  STATEMENTS

1.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     The accounts of the plan are maintained on the accrual basis. The receivable from affiliate represents the biweekly contributions from employees which are made in the form of regular payroll deductions and are recorded by the plan after each biweekly pay period.

2.   DESCRIPTION  OF  THE  PLAN

     All regular full-time employees and regular part-time employees who work at least twenty hours a week are eligible to participate in the plan.

     Eligible employees must authorize a payroll deduction equal to no more than 15 percent of their base pay during the enrollment periods to participate in the plan. The enrollment periods are the 1st through 14th day of January and July of each plan year. Once enrolled, an eligible employee will continue to participate in the plan for each succeeding subscription period until the employee terminates participation or ceases to be an eligible employee.

     Each subscription period will run from January 15 through July 14 or from July 15 through January 14. At the close of each pay period, the amount to be deducted from each participant's base pay will be credited to such participant's plan account. On the last day of each subscription period, the amount credited to each participant's plan account will be divided by the subscription price for that subscription period and the participant's account will be credited with the number of the whole and fractional shares which results. Participants may request such shares to be issued in certificate form.

     If a participant desires to change the rate of contribution the participant may do so effective for the next subscription period by filing a new subscription agreement during the applicable enrollment period. At any time, a participant may withdraw from the plan and receive cash for the amount deducted from the participant's base pay during that subscription period by giving written notice to the Company. Separation from employment for any reason including death, disability or retirement shall be treated as an automatic withdrawal from the plan.

     At December 31, 2001 there were 691 participants in the plan. Harleysville Group Inc. has borne all costs of administering the plan.

     HARLEYSVILLE  GROUP  INC.
     EMPLOYEE  STOCK  PURCHASE  PLAN

     NOTES  TO  FINANCIAL  STATEMENTS
     (CONTINUED)

3.   INVESTMENT

     The contributions credited to the participant's account are used to purchase shares of Harleysville Group Inc. common stock at a specified subscription price. The subscription price for each share of common stock shall be the lesser of 85 percent of the fair market value of such shares on the last trading day before the first day of the subscription period or 85 percent of the fair market value of such share on the last day of the subscription period. The fair market value of a share shall be the closing price as reported on the NASDAQ National Market System on the applicable date. The total number of shares to be made available under the plan is 1,000,000 shares of common stock of the Company.

4.   TAX  STATUS

     The plan is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. No income will be realized for federal income tax purposes by a participant upon the purchase of shares under the plan. Tax consequences to the Company and to plan participants upon disposition of shares under the plan vary depending on the length of time held and fair market value at time of disposition.

5.   PLAN  TERMINATION

     The plan will be in effect until the earlier of July 31, 2005 or the date on which plan participants have subscribed for the total number of shares available for purchase under the plan. At December 31, 2001, there are approximately 234,170 shares that remain available for issuance under the plan. During the effective duration of the plan, there will be twenty subscription periods.

6.   SUBSEQUENT  EVENT

     On January 14, 2002, 44,875 shares of stock were purchased at a subscription price of $20.71 per share on behalf of the plan participants for the subscription period ended January 14, 2002.

                       SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the plan) have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                       HARLEYSVILLE  GROUP  INC.

                                       EMPLOYEE  STOCK  PURCHASE  PLAN

Date:    March 22,  2002       By:     /s/  BRUCE  J.  MAGEE
         ---------------               ------------------------------
                                       Bruce  J.  Magee,  Member,
                                       Administrative  Committee  for
                                       Harleysville  Group  Inc.
                                       Employee  Stock  Purchase  Plan

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